Exhibit 99.1

News Release

Investor Contact:

Russ Barck

russell.barck@spansion.com

408.616.8025

Media Contact:

Courtney Brigham

courtney.brigham@spansion.com

408.616.5056

Spansion Inc. Closes Acquisition of Saifun Semiconductors

Saifun to Operate as Wholly-Owned Subsidiary and Drive Spansion’s Technology Licensing Business

SUNNYVALE, CA – March 18, 2008 — Spansion Inc. (NASDAQ: SPSN), the world’s largest pure-play provider of Flash memory solutions, and Saifun Semiconductors Ltd. (NASDAQ: SFUN), a provider of intellectual property solutions for the non-volatile memory (NVM) market, today announced the completion of Spansion Inc.’s acquisition of Saifun Semiconductors Ltd. in accordance with the definitive merger agreement and its amendment that both companies signed on October 8, 2007 and December 12, 2007 respectively.

The addition of the Saifun offering will expand Spansion’s product portfolio, and enable Spansion’s immediate entry into the technology licensing business, significantly expanding Spansion’s market opportunity. Saifun will operate as a wholly-owned subsidiary of Spansion. Immediately following the closing, former Saifun shareholders held approximately 14.4% of Spansion’s outstanding Class A common stock. Dr. Boaz Eitan was also appointed to Spansion’s Board of Directors effective as of the closing.

“We look forward to leveraging the depth of technology expertise and the quality of people from the Saifun organization,” said Bertrand Cambou, president and CEO, Spansion Inc. “With Saifun as a wholly-owned subsidiary, we expect to enter new markets with a powerful technology licensing strategy and a broadened and diversified product portfolio.”

Under the terms of the definitive merger agreement and its amendment, each Saifun shareholder received 0.7238 shares of Spansion Class A Common Stock and approximately $6.20 per share in cash for each Saifun ordinary share, subject to certain tax withholding requirements. The exchange ratio and the cash distribution were adjusted in accordance with the terms of the definitive merger agreement and its amendment. The cash distribution will be funded solely from Saifun’s existing cash on hand concurrently or before the closing of the transaction.

“This is a new beginning for the Saifun employees to apply their incredible talent and expertise to new market opportunities,” said Boaz Eitan, CEO of Saifun Semiconductor. “We remain committed to supporting our existing licensees with the same dedication we have always provided them. We are confident that the combination of the Saifun and Spansion teams will accelerate all initiatives and benefit our customers, potential new customers and our employees.”

Since 2002, Spansion has been a licensee of Saifun’s NROM intellectual property, which has formed the cornerstone of Spansion’s proprietary MirrorBit technology. MirrorBit technology now represents nearly one fourth of the entire NOR Flash memory segment, and generates revenues at a run rate approaching $2 billion per year. As part of this relationship, Saifun has also provided design services to Spansion, including the successful development of Spansion’s MirrorBit Quad and SPI product families. By combining the two companies, Spansion can further accelerate the development of its next generation product roadmap by directly leveraging over 150 MirrorBit technology and design experts. Spansion has more than 3,000 patents and patent applications in the area of non-volatile memory, combining Spansion IP and NROM IP.

Citigroup Global Markets Inc. served as financial advisor to Spansion and Lehman Brothers served as financial advisor to Saifun. O’Melveny & Myers represented Spansion with Yigal Arnon & Co., as special Israeli counsel and Morrison & Foerster represented Saifun with Eitan-Mehulal Law Group as Israeli counsel.

Note to Saifun Shareholders

Instructions to Saifun shareholders on how to receive their Spansion shares and cash distribution and related information regarding tax withholding will be posted when available on Saifun’s website at www.saifun.com, and where applicable, these instructions will be mailed to shareholders individually. Saifun shareholders will also be able to obtain this information by contacting Spansion Investor Relations: Marsha Shalvi at marshas@saifun.com or +972 9 8928450 or Russ Barck at russell.barck@spansion.com or 408.616.8025.

About Spansion

Spansion (NASDAQ: SPSN) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing and selling Flash memory solutions. For more information, visit www.Spansion.com.

Spansion®, the Spansion Logo® , MirrorBit®, ORNAND™, ORNAND2™, HD-SIM™ and combinations thereof, are trademarks of Spansion LLC. Spansion, the Spansion Logo and MirrorBit are registered in the US and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

About Saifun Semiconductor

Saifun is a provider of intellectual property (IP) solutions for the non-volatile memory (NVM) market. The company’s innovative Saifun NROM® technology allows semiconductor manufacturers to deliver high performance, reliable products at a lower cost per megabit, with greater storage capacity, using a single process for all NVM applications. Saifun licenses its IP to semiconductor manufacturers who use this technology to develop and manufacture a variety of stand-alone and embedded NVM products. These include Flash memory for the telecommunications, consumer electronic, networking and automotive markets. Among the companies currently licensing Saifun NROM technology are Macronix International, NEC Electronics, Semiconductor Manufacturing International Corporation, Sony Corporation, Spansion, and Tower Semiconductor.

Cautionary Statement

Statements contained in this press release that are not historical facts, including statements regarding the expected benefits of the transaction, the future market for the companies’ products, future financial and operating results, plans, objectives, expectations and intentions, including plans with respect to future products and the continued support of Saifun’s customers after the closing of the transaction, are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated. Some of the factors that could significantly impact the forward-looking statements in this press release include the risk that the businesses will not be integrated successfully; the risk that any synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the risk that Saifun’s business may not perform as expected, risks related to IP litigation involving either party and other risks, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission under the caption Risk Factors and elsewhere. Any forward-looking statement is qualified by reference to these risks and factors. These risks and factors are not exclusive, and the companies undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release except as required by law. Additional information regarding these and other factors is contained in the companies’ SEC filings, including, without limitation, Spansion’s Form 10-K for its fiscal year ended December 31, 2007, Saifun’s Form 20-F for the year ended December 31, 2006 and Saifun’s Forms 6-K. The companies’ filings are available from the Securities and Exchange Commission or may be obtained on Spansion’s website at www.Spansion.com and Saifun’s website at www.Saifun.com, as applicable.